Exhibit 6(b)
               Distribution and Sub-Administration Agreement dated
                                August 21, 1995.





                  DISTRIBUTION AND SUB-ADMINISTRATION AGREEMENT

         THIS AGREEMENT made as of the 21st day of August, 1995 by and between MUTUAL FUND TRUST (the "Trust"), a Massachusetts business trust, and VISTA BROKER-DEALER SERVICES, INC. (the "Distributor"), an indirect wholly owned subsidiary of THE BISYS GROUP, INC., a Delaware corporation.

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  FIRST: The Trust on behalf of each of its series and any new series to be created hereby appoints the Distributor as its sub-administrator and as its exclusive underwriter to provide certain administration services and to promote and arrange for the sale of shares of beneficial interest of each series of the Trust in jurisdictions wherein shares may legally be offered for sale. The Trust shall notify the Distributor in writing of all states in which its shares are qualified for offer and sale, including any limitations with respect to offers or sales in such states. In addition, the Distributor shall receive payment for certain distribution expenses pursuant to Rule 12b-1 distribution plans ("12b-1 Plans") adopted by the Trust.

                  The Trust agrees to sell and deliver its unissued shares of each series, as from time to time shall be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon the terms hereinafter set forth.

                  SECOND: The Trust hereby authorizes the Distributor, subject to law and the Declaration of Trust of the Trust (the "Declaration of Trust"), to accept, for the account of each series of the Trust, orders for the purchase of shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current Prospectuses and Statements of Additional Information of the Trust.

                  THIRD: The price at which the shares may be sold (the "offering price") shall be the net asset value per share plus any sales charge that may be imposed on any class of shares. For the purpose of computing the offering price, the net asset value per share and the sales charge, if any, shall be determined in the manner provided in the Registration Statement of the Trust, as amended from time to time.

                  FOURTH: The Distributor shall use its best efforts with reasonable promptness to promote and sell shares of each of the series of the Trust. The Distributor, with the consent of the Trust, may enter into agreements with selected broker-dealers ("Selected Dealers") for the purpose of sale and redemption of shares of each of the series of the Trust upon terms consistent with those found in this Agreement. The Distributor shall not be obligated to sell any certain number of



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         shares of beneficial  interest.  Each series of the Trust  reserves the right to issue shares in connection with any merger or consolidation of the Trust or any series with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 11(a) of the Investment Company Act of 1940 (the "Act").

                  FIFTH: All sales literature and advertisements used by the Distributor in connection with sales of shares of any series of the Trust shall be subject to the approval of the Trust. The Trust authorizes the Distributor in connection with the sale or arranging for the sale of the shares to give only such information and to make only such statements or representations as are contained in the then current Prospectuses and Statements of Additional Information of the Trust or in sales literature or advertisements approved for any series by the Trust or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representative or agents other than such information, statements or representations contained in the then current Prospectuses and Statement of Additional Information or other financial statements of the Trust or any sales literature or advertisements approved by the Trust.

                  SIXTH: The Distributor as agent of the Trust, and any Selected Dealer entering into a Selected Dealer Agreement with the Distributor are authorized, subject to the direction of the Trust, to accept shares of the series of the Trust for redemption at their net asset value less any applicable deferred sales charge, determined as prescribed in the then current Prospectuses and Statement of Additional Information of the Trust.

                  SEVENTH: The Trust shall cause to be delivered to the Distributor all books, records, and other documents and papers relating to the federal and state registration of Trust shares, as well as all books, records and other documents and papers relating in any way to the sub-administration of the Trust or the distribution of Trust shares.

                  EIGHTH:  The Trust shall bear:

                           (A) The costs and  expenses  incurred  in  connection
                  with the registration of the shares of each series of the Trust under the 1933 Act (including any amendment to any Registration Statement or Prospectuses or Statements of Additional Information), and all expenses in connection with preparing, printing and distributing the Prospectuses or Statements of Additional Information except as set forth in Paragraph NINTH hereof;

                           (B) the  expenses of  qualification  of the shares of
                  each series of the Trust for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualification continued; and


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                           (C)  all  legal  expenses  in  connection   with  the
                  foregoing.

                  NINTH:  The     Distributor      shall     provide     certain
         sub-administration and distribution services including:

                           (A) providing officers, clerical staff and office space to use as the headquarters of the Trust;

                           (B) arranging  for the  printing,  distribution  and
                  filing  of   prospectuses   and   statements   of   additional
                  information;

                           (C) preparing, filing and maintaining all Trust registrations with the securities regulatory agencies of all states and other jurisdictions in which the Trust shares are sold;

                           (D) making all required  filings of  advertising  and
                  promotional   materials  with  the  National   Association  of
                  Securities Dealers, Inc.; and

                           (E)  bearing the expenses of:

                                    (i) the printing, distribution and filing of
                           prospectuses and statements of additional information after such have been typeset (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the existing shareholders of the Trust and pursuant to any 12b-1 Plan adopted by the Trust);

                                    (ii) any  promotional  or  sales  literature
                           which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement (unless paid for by any 12b-1 Plan adopted by the Trust);

                                    (iii)   any   advertising    used   by   the
                           Distributor in connection with such public offering (unless paid for by any 12b-1 Plan adopted by the Trust); and

                                    (iv)  all  legal  expenses  in  connection
                           with the foregoing.

                  TENTH:     The Distributor will accept orders for shares of a
         series of the Trust only to the extent of purchase orders actually received and not in excess of such orders,

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         and it will not avail itself of any  opportunity  of making a profit by expediting or withholding orders.

                  ELEVENTH: The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish the Distributor with a certified copy of all financial statements and any amendments to its Registration Statement under the 1933 Act.

                  TWELFTH: The Trust shall register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement, Prospectus or Statements of Additional Information necessary in order that there may be no omission to state a material fact therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the
         Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended at such time, and the term "Prospectus" and "Statement of Additional Information" shall mean for the purposes of this Agreement the form of the then current prospectuses and statements of additional information for each series authorized by the Trust for use by the Distributor and by dealers.

                  THIRTEENTH:

                           (A) The Trust and the  Distributor  shall each comply
                  with all applicable provisions of the Act, the 1933 Act and the rules and regulations of the National Association of Securities Dealers, Inc. and of all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the series of Trust.

                           (B) The Distributor shall not be liable for any error
                  of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                           (C) In the absence of willful misfeasance, bad faith,
                  gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor or any of its officers, directors or employees, the Trust agrees to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities and expenses (including reasonable attorney's fees) which the Distributor may incur (i) based on any act or omission the course of, or connected with, rendering services hereunder,
                  (ii) based on any

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                  representations  made herein by the Trust;  (iii) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Trust, including the registration or failure to register any shares of the Trust in accordance with state or federal laws or resulting from or relating to any books or records
                  delivered  to  the   Distributor   in   connection   with  its
                  responsibilities under this Agreement and occurring prior to the date of this Agreement; and (iv) under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Trust in connection therewith by or on behalf of the Distributor.

                           (D) The Distributor shall indemnify the Trust against
                  any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust in connection therewith by the Distributor.

                  FOURTEENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

                  FIFTEENTH: The Trust shall pay the Distributor, as full compensation for the sub-administration services rendered hereunder, an annual fee on behalf of each series payable monthly and computed on the net asset value of the series the end of each business day at the annual rate of .05%.

                  SIXTEENTH:

                           (A) This Agreement  shall go into effect at the close
                  of business on the date hereof, and, unless terminated as hereinafter provided, shall continue in effect for six months thereafter and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable series and by such vote of the Trustees.

                           (B) This Agreement may be terminated by the Distributor at any time without penalty upon giving the Board of Trustees of the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Board of Trustees of the Trust at any time without penalty upon giving the Distributor sixty (60) days' written notice (which may be waived by the Distributor), provided that such termination by the Board of Trustees of the Trust shall be directed or approved by the vote of a majority of

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                  all of its  Trustees  in office at the  time,  including  a majority of the  Trustees who are not  interested  persons (as defined in the Act) of the Trust, or by the vote of the holders of a majority (as defined in the Act) of the voting securities of each series of the Trust at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "Assignment" for this purpose having the meaning defined in
                  Section 2(a)(4) of the Act.

                  SEVENTEENTH: The Distributor may at any time or times in its discretion and at its own expense appoint (and may at any time remove) an agent or agents to carry out such of the provisions of Article
         EIGHTH herein as the Distributor may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Distributor of its responsibilities or liabilities hereunder.

                  EIGHTEENTH: In the event this Agreement is terminated, the Distributor agrees to delete the word "Vista" from its name and to discontinue any other use of the words "Vista" and "Vista Premier". The adviser to the Trust, and certain of its affiliates, are entitled to use such names and to grant to other investment companies, administrators, investment advisers or broker-dealers the right to use that name in connection with the business of operating or providing services to management investment companies, as defined in the Act.

                  NINETEENTH: A copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

                  TWENTIETH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust and the Distributor shall be 125 West 55th Street, New York, NY 10019.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                     MUTUAL FUND TRUST



_________________________________           By:_________________________________


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

ATTEST:                                     VISTA BROKER-DEALER  SERVICES,  INC.
                                            an indirect wholly owned  subsidiary
                                            of THE BISYS GROUP, INC..



_________________________________           By:_________________________________



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                                    EXHIBIT A

                                Mutual Fund Trust
                                   Schedule of
                                Distribution and
                             Sub-Administration Fees


         The  Trust  shall  pay  the   Distributor/Sub-Administrator,   as  full
compensation for all services rendered, an annual fee on behalf of each Fund payable monthly and computed on the net asset value of the Fund at the end of each business day at the annual following rates:


            Fund                                            Fee%
            ----                                            ----
Vista Federal Money Market Fund                             0.05%
Vista Treasury Plus Money Market Fund                       0.05
Vista U.S. Government Money Market Fund                     0.05
Vista Tax Free Money Market Fund                            0.05
Vista N.Y. Tax Free Money Market Fund                       0.05
Vista California Tax Free Money Market Fund                 0.05
Vista Cash Management Money Market Fund                     0.05
Vista Prime Money Market Fund                               0.05
Vista Tax Free Income Fund                                  0.05
Vista N.Y. Tax Free Income Fund                             0.05
Vista California Intermediate Tax Free Fund                 0.05
Vista 100% U.S. Treasury Securities Money Market Fund       0.05


Revised as of____________

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